                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  DOLLAR AMOUNTS
                     ASSETS                                         IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..........................................       $ 22,648
     Interest-bearing balances ..................................          6,608
Securities:
Held to maturity securities .....................................            556
Available for sale securities ...................................         66,556
Federal funds sold and securities purchased under
     agreements to resell .......................................         35,508
Loans and lease financing receivables:
     Loans and leases, net of unearned income ...................       $158,034
     Less: Allowance for loan and lease losses ..................          2,399
     Less: Allocated transfer risk reserve ......................              0
                                                                        --------
     Loans and leases, net of unearned income,
     allowance, and reserve .....................................        155,635
Trading Assets ..................................................         59,802
Premises and fixed assets (including capitalized
     leases) ....................................................          4,398
Other real estate owned
 . ...............................................................             20
Investments in unconsolidated subsidiaries and
     associated companies .......................................            338
Customers' liability to this bank on acceptances
     outstanding ................................................            367
Intangible assets ...............................................          4,794
Other assets ....................................................         19,886
                                                                        --------
TOTAL ASSETS ....................................................       $377,116
                                                                        ========

                                   LIABILITIES
Deposits
     In domestic offices ..........................................   $ 132,165
     Noninterest-bearing ..........................................   $  54,608
     Interest-bearing .............................................      77,557
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .......................................     106,670
Noninterest-bearing ...............................................   $   6,059
     Interest-bearing .............................................     100,611

Federal funds purchased and securities sold under agreements
to repurchase .....................................................      45,967
Demand notes issued to the U.S. Treasury ..........................         500
Trading liabilities ...............................................      41,384
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ................       6,722
       With a remaining maturity of more than one year
            through three years ...................................           0
       With a remaining maturity of more than three years .........         276
Bank's liability on acceptances executed and outstanding ..........         367
Subordinated notes and debentures .................................       6,349
Other liabilities .................................................      14,515

TOTAL LIABILITIES .................................................     354,915

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................           0
Common stock ......................................................       1,211
Surplus  (exclude all surplus related to preferred stock) .........      12,614
Undivided profits and capital reserves ............................       8,658
Net unrealized holding gains (losses)
on available-for-sale securities ..................................        (298)
Accumulated net gains (losses) on cash flow hedges ................           0
Cumulative foreign currency translation adjustments ...............          16
TOTAL EQUITY CAPITAL ..............................................      22,201
                                                                      ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ..............................   $ 377,116
                                                                      =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                        DOUGLAS A. WARNER III    )
                         WILLIAM B. HARRISON JR. )  DIRECTORS
                            ELLEN V. FUTTER      )



                                      -5-